[Letterhead of Cleary, Gottlieb, Steen & Hamilton]


                                February 24, 1999

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

MSDW Structured Asset Corp.
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

     We have acted as special counsel to MSDW Structured Asset Corp., a Delaware corporation (the "Depositor"), in connection with the Depositor's preparation and filing with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-64879), first filed September 30, 1998 (the "Registration Statement") and the related prospectus (the "Prospectus") with respect to the offering of Structured Asset Trust Unit Repackagings (the "Units"). Each Series of Units will be issued under a Trust Agreement incorporating the Standard Terms of Trust Agreements dated as of February 24, 1999 (the "Standard Terms") between the Depositor and Chase Bank of Texas, National Association, as trustee, in the form included as an exhibit to the Registration Statement.

     In arriving at the opinion expressed below, we have reviewed the following documents:

               (a) the Registration Statement and the related Prospectus and the documents incorporated by reference therein;

               (b) the Standard Terms; and

               (c) a form of the Units.

     In rendering the opinions expressed below, we have assumed, without independent investigation, that all such documents furnished to us are complete and authentic and that all such documents have been duly authorized, executed and delivered. We have further assumed that the respective parties thereto and all persons having obligations thereunder or making representations therein will act in all respects and at all relevant times in conformity with the requirements and provisions of such documents and all representations contained therein. We have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

     Based on the foregoing, please be advised that the statements made in the section in the Prospectus entitled "U.S. Federal Income Tax Considerations" fairly and accurately summarize the specific tax matters addressed therein, based upon current law and the assumptions stated or referred to therein. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm in the Registration Statement and the related Prospectus under the caption "Legal Matters." By giving such consent, we do not admit that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                             Very truly yours,

                             CLEARY, GOTTLIEB, STEEN & HAMILTON



                             By:
                                 --------------------
                                 James M. Peaslee, a Partner

                        [Form of Tax Opinion at Issuance]





               [Letterhead of Cleary, Gottlieb, Steen & Hamilton]





                                                                          [date]


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

MSDW Structured Asset Corp.
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

     We have acted as special counsel to MSDW Structured Asset Corp., a Delaware corporation (the "Depositor"), in connection with the Depositor's preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (File No. 333-64879), first filed September 30, 1998 (the "Registration Statement") and the related Prospectus dated February __, 1999 as supplemented by the Prospectus Supplement dated [date] (together the "Prospectus") with respect to the offering of Structured Asset Trust Unit Repackagings (the "Units"). The Trust is organized under the laws of the State of New York, pursuant to the Trust Agreement, dated [date] (the "Trust Agreement") between [Chase Bank of Texas, National Association,] as trustee (the "Trustee") and the Depositor, which Trust Agreement, to the extent provided therein, incorporates by reference the Standard Provisions for Trust Agreements, dated as of February __, 1999 (the "Trust Agreement Standard Provisions"), between the Trustee and the Depositor.

     In arriving at the opinion expressed below, we have reviewed the following documents:

     (a) the Registration Statement and the related Prospectus and the documents incorporated by reference therein;

     (b)  the Trust Agreement; and

     (c) a form of the Units.

     In rendering the opinions expressed below, we have assumed, without independent investigation, that all such documents furnished to us are complete and authentic and that all such documents have been duly authorized, executed and delivered. We have further assumed that the respective parties thereto and all persons having obligations thereunder or making representations therein will act in all respects and at all relevant times in conformity with the requirements and provisions of such documents and all representations contained therein. We have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

     On the basis of and subject to the foregoing, we are of the opinion that the Trust will not be treated as an association taxable as a corporation (or a publicly traded partnership treated as an association), and [that the Trust will constitute a grantor trust] [that although the characterization of the Trust is not certain, the Trust should be treated as a grantor trust] within the meaning of sections 671 through 679 of the Internal Revenue Code of 1986 (the "Code").

     The foregoing opinion is based on the Internal Revenue Code of 1986 (the "Code") and applicable regulations, rulings and judicial decisions, in each case as in effect on the date hereof. This opinion may be affected by amendments to the Code or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof. We express no opinion other than as to the federal income tax laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to a report on Form 8-K under the Securities Exchange Act of 1934 with respect to the Trust and to the reference to this firm in the Prospectus Supplement under the caption "Legal Opinions". By giving such consent, we do not admit that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                   Very truly yours,

                                   CLEARY, GOTTLIEB, STEEN & HAMILTON



                                   By:_____________________________________
                                      James M. Peaslee, a Partner